As filed with the Securities and Exchange Commission on February 10, 2023

Registration No. 333-[___]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BARNWELL INDUSTRIES, INC.
(Exact name of issuer as specified in its charter)

Delaware	72-0496921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

BARNWELL INDUSTRIES, INC.
2018 EQUITY INCENTIVE PLAN
(Full title of the plan)

Russell M. Gifford
Executive Vice President and Chief Financial Officer
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Name and address of agent for service)

(808) 531-8400
(Telephone number, including area code, of agent for service)

Copies to:

Christopher Doyle, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Telephone: (212) 806-5641

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (“Registration Statement”) is filed by Barnwell Industries, Inc. (the “Company” or “Registrant”) relating to 800,000 shares of common stock, $0.50 par value per share (“Common Stock”), issuable to eligible participants under the Registrant’s 2018 Equity Incentive Plan, as amended and restated (the “Plan”) which Common Stock is in addition to (i) the 800,000 shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2020 (Commission File No. 333-251471); (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2022, filed on January 26, 2023;

(b)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed on December 29, 2022;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report referred to in (a) and (b) above;

(d)
The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-C, effective August 3, 1965, including any amendments or reports filed for the purposes of updating that description; and

(e)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A/A filed with the Commission on January 26, 2023.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2022)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 14, 2020)

4.1
Form of the Company’s certificate of common stock, par value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957, as amended February 15, 1957 and February 19, 1957)

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being registered

23.1	Consent of Weaver and Tidwell, L.L.P.

23.3	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages of this Registration Statement)

99.1	2018 Equity Incentive Plan, as amended and restated, (incorporated by reference to the Registrant’s definitive proxy statement on Schedule 14A, filed by the Company on March 24, 2022)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on February 10, 2023.

BARNWELL INDUSTRIES, INC. (registrant)

By:	/s/ Russell M. Gifford
Russell M. Gifford
Chief Financial Officer, Executive Vice President, Treasurer and Secretary

POWER OF ATTORNEY

EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alexander C. Kinzler and Russell M. Gifford and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Barnwell Industries, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ ALEXANDER C. KINZLER	President, Chief Executive Officer, General Counsel and Director	February 10, 2023
ALEXANDER C. KINZLER

/s/ RUSSELL M. GIFFORD	Chief Financial Officer, Executive Vice President, Treasurer and Secretary	February 10, 2023
RUSSELL M. GIFFORD

Director, Chairman of the Board
PETER J. O’MALLEY

/s/ KENNETH S. GROSSMAN	Director	February 10, 2023
KENNETH S. GROSSMAN

Director
FRANCIS J. KELLY

/s/ BRADLEY M. TIRPAK	Director	February 10, 2023
BRADLEY M. TIRPAK

Director
PHILIP J. MCPHERSON

/s/ DOUGLAS N. WOODRUM	Director	February 10, 2023
DOUGLAS N. WOODRUM

/s/ LAURANCE ELLIOT NARBUT	Director	February 10, 2023
LAURANCE ELLIOT NARBUT

/s/ JOSHUA S. HOROWITZ	Director	February 10, 2023
JOSHUA S. HOROWITZ

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of the Company, as amended (incorporated by reference to the Company’s Exhibit 3.1 to the Registrant’s Form 10-Q for the quarterly period ended June 30, 2022)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 14, 2020)

4.1
Form of the Company’s certificate of common stock, par value $0.50 per share (incorporated by reference to the registration statement on Form S-1 originally filed by the Company January 29, 1957, as amended February 15, 1957 and February 19, 1957)

5.1	Opinion of Stroock & Stroock & Lavan LLP as to the legality of the securities being registered

23.1	Consent of Weaver and Tidwell, L.L.P.

23.3	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages of this Registration Statement)

99.1	2018 Equity Incentive Plan, as amended and restated, (incorporated by reference to the Registrant’s definitive proxy statement on Schedule 14A, filed by the Company on March 24, 2022)

107	Filing Fee Table